UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 13, 2006 (June 9, 2006)

SMURFIT-STONE CONTAINER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23876	43-1531401
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

150 North Michigan Avenue
Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

(312) 346-6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act.

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.         Entry Into a Material Definitive Agreement.

On June 9, 2006, Smurfit-Stone Container Corporation (the “Company”), as Guarantor, Smurfit-Stone Container Enterprises, Inc. (“SSCE”) and Smurfit-Stone Container Canada Inc. (together with SSCE, the “Borrowers”) entered into an amendment to the senior credit facility with their lending group to permit the Borrowers to use a portion of the net cash proceeds to be received in the sale of the Company’s consumer packaging business (“Consumer Packaging Proceeds”) and additional borrowings, if necessary, to prepay certain unsecured debt. The sale of the Company’s consumer packaging business was disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on May 12, 2006.

The amendment: (i) requires the Borrowers to use $240 million of the Consumer Packaging Proceeds to prepay Tranche B term loans; (ii) permits the Borrowers to use up to $400 million of the Consumer Packaging Proceeds to prepay the senior notes referenced below; and (iii) permits the Borrowers to reinvest up to $250 million of the balance of the Consumer Packaging Proceeds in the business of the Company and its subsidiaries. If, after giving effect to the payments described above, the remaining balance of the Consumer Packaging Proceeds exceeds $10 million, then the Borrowers would be required to use 100% of the remaining Consumer Packaging Proceeds to make a further prepayment of the term loans in accordance with the provisions of the senior credit facility.

As disclosed in the Company’s Current Report on Form 8-K filed with the Commission on May 23, 2006, SSCE, a wholly-owned subsidiary of the Company, has commenced a cash tender offer for up to $400 million of its senior notes, applicable to any and all of its $300 million aggregate principal amount of outstanding 9 1/4% Senior Notes due 2008 and a portion of its $750 million aggregate principal amount of outstanding 9 3/4% Senior Notes due 2011. In the event all of the Senior Notes due 2008 are not tendered, the amendment would permit SSCE to call and prepay up to $50 million of such notes with additional borrowings.

A copy of the amendment is filed herewith as Exhibit 10.1.

Item 9.01.         Financial Statements and Exhibits.

(d)            Exhibits.

10.1  Amendment No. 3 dated as of June 9, 2006, to the Credit Agreement dated as of November 1, 2004, as amended by Amendment No. 1 dated as of September 30, 2005, and Incremental Term Loan Assumption Agreement and Amendment No. 2 dated as of December 20, 2005, among Smurfit-Stone Container Corporation, as Guarantor; Smurfit-Stone Container Enterprises, Inc. and Smurfit-Stone Container Canada Inc., as Borrowers; the Lenders from time to time party thereto; Deutsche Bank Trust Company Americas, as Senior Agent, Administrative Agent, Collateral Agent, Swingline Lender and Revolving Facility Facing Agent; Deutsche Bank AG, as Canadian Administrative Agent and Revolving (Canadian) Facility Facing Agent; and JPMorgan Chase Bank, N.A., as Senior Agent, Deposit Account Agent and Deposit Funded Facility Facing Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	June 13, 2006

SMURFIT-STONE CONTAINER CORPORATION

		By:	/s/ Craig A. Hunt
		Name:	Craig A. Hunt
		Title:	Senior Vice President, Secretary and General Counsel